EXHIBIT 10.32


                          DEBT SUBORDINATION AGREEMENT


This Agreement is entered into as of the 20th day of July, 1995, by K-TEL INTERNATIONAL (USA), INC. (the "Creditor"), for the benefit of TCF BANK MINNESOTA FSB, a federally chartered stock savings bank (the "Bank").

K-Tel, Inc., a Minnesota corporation (the "Borrower"), is now or hereafter may be indebted to the Bank on account of loans or the other extensions of credit or financial accommodations from the Bank to the Borrower.

The Creditor has made or may make loans or grant other financial accommodations to the Borrower.

As a condition to making any loan or extension of credit to the Borrower, the Bank has required that the Creditor subordinate the payment of the Creditor's loans and other financial accommodations to the payment of any and all indebtedness of the Borrower to the Bank. Assisting the Borrower in obtaining credit accommodations from the Bank and subordination pursuant to the terms of this Agreement are in the Creditor's best interest.

     ACCORDINGLY, in consideration of the loans and other financial accommodations that have been made and may hereafter be made by the Bank for the benefit of the Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Creditor hereby agrees as follows:

     1. Definitions. As used herein, the following terms have the meanings set forth below:

          "Bank Indebtedness" means each and every debt, liability and obligation of every type and description which the Borrower may now or at any time hereafter owe to the Bank, whether such debt, liability or obligation now exists or is hereafter created or incurred, and whether it is or may be direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or joint, several or joint and several, all interest thereon, all renewals, extensions and modifications thereof and any notes issued in whole or partial substitution therefor.

          "Borrower Default" means a Default or Event of Default as defined in any agreement or instrument evidencing, governing, or issued in connection with Bank Indebtedness, including, but not limited to, the Revolving Credit Agreement dated as of January 30, 1995, as the same may be amended or restated from time to time, by and between the Borrower and the Bank (the "Credit Agreement"), or any default under or breach of any such agreement or instrument.

          "Subordinated Indebtedness" means each and every debt, liability and obligation of every type and description which the Borrower may now or at any time hereafter owe to the Creditor, whether such debt, liability or obligation now exists or is hereafter created or incurred, and whether it is or may be direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or joint, several or joint and several.

     2. Subordination. The payment of all of the Subordinated Indebtedness is hereby expressly subordinated to the extent and in the manner hereinafter set forth to the payment in full of the Bank Indebtedness; and regardless of any priority otherwise available to the Creditor by law or by agreement, the Bank shall hold a first security interest in all collateral securing payment of the Bank Indebtedness (the "Collateral"), and any security interest claimed therein (including any proceeds thereof) by the Creditor shall be and remain fully subordinate for all purposes to the security interest of the Bank therein for all purposes whatsoever.

     3. Payments. Until all of the Bank Indebtedness has been paid in full, the Creditor shall not, without the Bank's prior written consent, demand, receive or accept any payment (whether of principal, interest or otherwise) from the Borrower in respect of the Subordinated Indebtedness, or exercise any right of or permit any setoff in respect of the Subordinated Indebtedness.

     4. Receipt of Prohibited Payments. If the Creditor receives any payment on the Subordinated Indebtedness that the Creditor is not entitled to receive under the provisions of this Agreement, the Creditor will hold the amount so received in trust for the Bank and will forthwith turn over such payment to the Bank in the form received (except for the endorsement of the Creditor where necessary) for application to then-existing Bank Indebtedness (whether or not due), in such manner of application as the Bank may deem appropriate. In the event that the Creditor shall exercise any right of setoff which the Creditor is not permitted to exercise under the provisions of this Agreement, the Creditor will promptly pay over to the Bank, in immediately available funds, an amount equal to the amount of the claims or obligations offset. If the Creditor fails to make any endorsement required under this Agreement, the Bank, or any of its officers or employees or agents on behalf of the Bank, is hereby irrevocably appointed as the attorney-in-fact (which appointment is coupled with an interest) for the Creditor to make such endorsement in the Creditor's name.

     5. Action on Subordinated Debt. The Creditor will not commence any action or proceeding against the Borrower to recover all or any part of the Subordinated Indebtedness, or join with any creditor (unless the Bank shall so join) in bringing any proceeding against the Borrower under any bankruptcy, reorganization, readjustment of debt, arrangement of debt receivership, liquidation or insolvency law or statute of the federal or any state government, or take possession of, sell, or dispose of any Collateral, or exercise or enforce any right or remedy available to the Creditor with respect to any such Collateral, unless and until the Bank Indebtedness has been paid in full.

     6. Foreclosure of Collateral. Notwithstanding any security interest now held or hereafter acquired by the Creditor, the Bank may take possession of, sell, dispose of, and otherwise deal with all or any part of the Collateral, and may enforce any right or remedy available to it with respect to the Collateral, all without notice to or consent of the Creditor except as specifically required by applicable law. The Bank shall have no duty to preserve, protect, care for, insure, take possession of, collect, dispose of, or otherwise realize upon any of the Collateral, and in no event shall the Bank be deemed the Creditor's agent with respect to the Collateral. All proceeds received by the Bank with respect to any Collateral may be applied, first, to pay or reimburse the Bank for all costs and expenses (including reasonable attorneys' fees) incurred by the Bank in connection with the collection of such proceeds, and, second, to any indebtedness secured by the Bank's security interest in that Collateral in any order that it may choose.

     7. Bankruptcy and Insolvency. In the event of any receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization or arrangement with creditors, whether or not pursuant to bankruptcy law, the sale of all or substantially all of the assets of the Borrower, dissolution, liquidation or any other marshalling of the assets or liabilities of the Borrower, the Creditor will file all claims, proofs of claim or other instruments of similar character necessary to enforce the obligations of the Borrower in respect of the Subordinated Indebtedness and will hold in trust for the Bank and promptly pay over to the Bank in the form received (except for the endorsement of the Creditor where necessary) for application to the then-existing Bank Indebtedness, any and all moneys, dividends or other assets received in any such proceedings on account of the Subordinated Indebtedness, unless and until the Bank Indebtedness has been paid in full. If the Creditor shall fail to take any such action, the Bank, as attorney-in-fact for the Creditor, may take such action on the Creditor's behalf. The Creditor hereby irrevocably appoints the Bank, or any of its officers or employees on behalf of the Bank, as the attorney-in-fact for the Creditor (which appointment is coupled with an interest) with the power but not the duty to demand, sue for, collect and receive any and all such moneys, dividends or other assets and give acquittance therefor and to file any claim, proof of claim or other instrument of similar character, to vote claims comprising Subordinated Indebtedness to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension and to take such other action in the Bank's own name or in the name of the Creditor as the Bank may deem necessary or advisable for the enforcement of the agreements contained herein; and the Creditor will execute and deliver to the Bank such other and further powers-of-attorney or instruments as the Bank may request in order to accomplish the foregoing.

     8. Restrictive Legend; Transfer of Subordinated Indebtedness. The Creditor will cause all notes, bonds, debentures or other instruments evidencing the Subordinated Indebtedness or any part thereof to contain a specific statement thereon to the effect that the indebtedness thereby evidenced is subject to the provisions of this Agreement, and the Creditor will mark its books conspicuously to evidence the subordination effected hereby. At the request of the Bank, the Creditor shall deposit with the Bank all of the notes, bonds, debentures or other instruments evidencing the Subordinated Indebtedness, which notes, bonds, debentures or other instruments may be held by the Bank so long as any Bank Indebtedness remains outstanding. Without the prior written consent of the Bank, the Creditor will not assign, transfer or pledge to any other person any of the Subordinated Indebtedness or agree to a discharge or forgiveness of the same so long as there remains outstanding any of the Bank Indebtedness.

     9. Continuing Effect. This Agreement shall constitute a continuing agreement of subordination, and the Bank may, without notice to or consent by the Creditor, modify any term of the Bank Indebtedness in reliance upon this Agreement. Without limiting the generality of the foregoing, the Bank may, at any time and from time to time, either before or after receipt of any such notice of revocation, without the consent of or notice to the Creditor and without incurring responsibility to the Creditor or impairing or releasing any of the Bank's rights or any of the Creditor's obligations hereunder:

          (a) change the interest rate or change the amount of payment or extend the time for payment or renew or otherwise alter the terms of any Bank Indebtedness or any instrument evidencing the same in any manner;

          (b) sell, exchange, release or otherwise deal with any property at any time securing payment of the Bank Indebtedness or any part thereof;

          (c) release anyone liable in any manner for the payment or collection of the Bank Indebtedness or any part thereof;

          (d) exercise or refrain from exercising any right against the Borrower or any other person (including the Creditor); and

          (e) apply any sums received by the Bank, by whomsoever paid and however realized, to the Bank Indebtedness in such manner as the Bank shall deem appropriate.

     10. No Commitment. None of the provisions of this Agreement shall be deemed or construed to constitute or imply any commitment or obligation on the part of the Bank to make any future loans or other extensions of credit or financial accommodations to the Borrower.

     11. Notice. All notices and other communications hereunder shall be in writing and shall be (i) personally delivered, (ii) transmitted by registered mail, postage prepaid, or (iii) transmitted by telecopy, in each case addressed to the party to whom notice is being given at its address as set forth below:

                  If to the Bank:

                  TCF Bank Minnesota fsb
                  801 Marquette Avenue
                  Minneapolis, Minnesota  55402
                  Attention:  Ric Larson
                  Telecopier: (612) 661-8504

                  If to the Creditor:

                  K-Tel International (USA), Inc.
                  c/o K-Tel International, Inc.
                  15525 Medina Road
                  Plymouth, Minnesota  55447
                  Attention:  Chief Financial Officer
                  Telecopier: (612) 559-6815

or at such other address as may hereafter be designated in writing by that party. All such notices or other communications shall be deemed to have been given on (i) the date received if delivered personally, (ii) the date of posting if delivered by mail, or (iii) the date of transmission if delivered by telecopy.

     12. Conflict in Agreements. If the subordination provisions of any instrument evidencing Subordinated Indebtedness conflict with the terms of this Agreement, the terms of this Agreement shall govern the relationship between the Bank and the Creditor.

     13. No Waiver. No waiver shall be deemed to be made by the Bank of any of its rights hereunder unless the same shall be in writing signed on behalf of the Bank, and each such waiver, if any, shall be a waiver only with respect to the specific matter or matters to which the waiver relates and shall in no way impair the rights of the Bank or the obligations of the Creditor to the Bank in any other respect at any time.

     14. Miscellaneous. The paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     IN WITNESS WHEREOF, the Creditor has executed this Agreement as of the date and year first above-written.

                                           K-TEL INTERNATIONAL (USA), INC.


                                           By /S/ Mark Dixon
                                            Its  Vice President



                           Acknowledgment by Borrower

     (i) acknowledges receipt of a copy thereof, (ii) agrees to all of the terms and provisions thereof, (iii) agrees to and with the Bank that it shall make no payment on the Subordinated Indebtedness that the Creditor would not be entitled to receive under the provisions of the Agreement, (iv) agrees that any such payment will constitute a default under the Bank Indebtedness, and (v) agrees to mark its books conspicuously to evidence the subordination of the Subordinated Indebtedness effected hereby.

                                             K-TEL, INC.


                                             By /S/ Mark Dixon
                                              Its  Vice President